Exhibit 99.1

SIGNATURE GROUP HOLDINGS ANNOUNCES FINAL RESULTS OF RIGHTS OFFERING

WITH RESPECT TO COMMON STOCKHOLDERS

Sherman Oaks, Calif. February 25, 2015 — Signature Group Holdings, Inc. (“Signature” or the “Company”) (OTCQX: SGRH) announces today the final results of its stapled rights offering (the “Rights Offering”) completed on February 20, 2015. The Company received basic subscriptions and requests for oversubscriptions for a total of 17,241,514 shares. Because 7,899,215 basic subscriptions were received out of a maximum offering size of 9,751,773 shares, a total of 1,852,558 shares will be issued to fulfill oversubscription requests. The Company will allocate the oversubscription shares to the holders who validly exercised oversubscription rights on a pro rata basis, based on such holders’ common stock ownership prior to exercising their subscription rights and up to the level of subscription payments received from such holders.

The closing of the Company’s Rights Offering and the issuance of the shares of common stock to subscribing holders are contingent upon the consummation of its acquisition of the global recycling and specification alloys business of Aleris Corporation, on or about February 27, 2015. Within the next few business days, the subscription agent for the Rights Offering will issue 7,899,215 shares in respect of all valid basic subscriptions and 1,852,558 shares in respect of the oversubscription requests that have been fulfilled. The subscription agent will also distribute refund checks, as applicable, for unfulfilled oversubscription requests. As a result of the Rights Offering, the Company’s outstanding common stock will increase by 9,751,773 shares.

About this Rights Offering

These final results and proposed schedule for share issuance for the Rights Offering applies only with respect to the subscription rights attached to the common stock of the Company, and not to the subscription rights to purchase up to 843,000 shares of common stock in respect of the Company’s 1.5 million outstanding warrants. More information on the subscription rights in connection with the warrants may be found in the prospectus supplement previously filed with the Securities and Exchange Commission by the Company, and the expiration date for such portion of the Rights Offering remains April 28, 2015.

This Rights Offering is being made only by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. THE COMMISSIONER OF BUSINESS OVERSIGHT OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on its current expectations, estimates, and projections about Signature’s and Real Alloy’s businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and Real Alloy’s expansion and business strategies; Signature’s ability to satisfy the conditions to the Real Alloy Acquisition and the related financings, and to ultimately consummate the Real Alloy Acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate the acquisitions of Real Alloy and/or other businesses; the acceptance of the Company’s stock for listing on NASDAQ or another exchange; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact:

Jeff Crusinberry

Senior Vice President and Treasurer

investor.relations@signaturegroupholdings.com

805-435-1255